                                                           Exhibit No. EX-99.j.1

            Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholder of
Genworth Variable Insurance Trust:
     Genworth Calamos Growth Fund
     Genworth Columbia Mid Cap Value Fund
     Genworth Davis NY Venture Fund
     Genworth Eaton Vance Large Cap Value Fund
     Genworth Legg Mason Partners Aggressive Growth Fund
     Genworth PIMCO StocksPLUS Fund
     Genworth Putnam International Capital Opportunities Fund
     Genworth Thornburg International Value Fund
     Genworth Western Asset Management Core Plus Fixed Income Fund

We consent to the use of our report dated  August 20, 2008,  with respect to the statements of assets and liabilities of the Genworth Variable Insurance Trust as of August 15, 2008,  included herein, and to the reference to our Firm under the heading  "Independent  Registered  Public  Accounting  Firm"  in  Part  B of the
Registration Statement.

KPMG LLP
Milwaukee, Wisconsin
August 20, 2008